For Immediate Release



                               FIRST CAPITAL, INC.
                        ANNOUNCES DATE OF ANNUAL MEETING


         Corydon, Indiana. Tuesday, December 19, 2006. -- First Capital, Inc. (Nasdaq: FCAP) today announced that its annual meeting of stockholders will be held on Wednesday, April 18, 2007.

         First Capital, Inc. is the holding company for First Harrison Bank. First Harrison currently operates eleven full-service offices in the Indiana communities of Corydon (2), Palmyra, New Salisbury, Georgetown, Hardinsburg, Greenville, New Albany (2), Floyds Knobs and Jeffersonville that provide deposit and lending services to customers in southeastern Indiana. First Harrison also offers online banking and electronic bill payments by accessing the Bank website at www.firstharrison.com.

Contact: M. Chris Frederick - Senior Vice President, Chief Financial Officer First Capital, Inc.
            200 Federal Drive, N.W.
            Corydon, Indiana 47112
            (812) 738-2198, ext. 234